UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2005

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, Boyd Gaming Corporation (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) among the Company, Bank of America, N.A. and certain other financial institutions. The Amendment is dated as of June 10, 2005 and effective as of June 30, 2005, and amends certain terms of the Credit Agreement (the “Credit Agreement”), dated as of May 20, 2004, entered into among the Company, Bank of America, N.A. and certain other financial institutions. The Credit Agreement was filed as Exhibit 10.34 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on July 9, 2004. Except as amended by the Amendment, the terms of the Credit Agreement remain in effect.

Among other things, the Amendment:

•	increases the lenders’ aggregate commitments with respect to revolving loans by $250 million to $1.35 billion;

•	lowers the interest rate on revolving loans at each level in the pricing grid that specifies the interest rates applicable to the Credit Agreement and eliminates the highest level of leverage ratio from the pricing grid, but adds a new category to the pricing grid for a lower leverage ratio which, if achieved, will result in an additional reduction in the interest rate;

•	lowers by 0.25% the interest rate on term loans;

•	reduces the fee charged on the unused portion of the revolving loan commitment at certain leverage ratios;

•	extends the maturity date of the revolving loans from June 30, 2009 to June 30, 2010;

•	increases the amount of funds that the Company may borrow under swing line loans from $30 million to $50 million;

•	increases the amount of funds available under letters of credit from $30 million to $75 million;

•	increases the aggregate amount available, at the Company’s option but subject to receipt of additional commitments and the receipt of any necessary regulatory approvals, under the revolving loans or the term loans by up to an additional $500 million;

•	increases the amount of funds that the Company may invest in unspecified permitted investments from $250 million to $400 million, subject to certain adjustments;

•	increases from $35 million per year to $60 million per year the monetary limitation on the Company’s ability to declare or pay cash dividends and to purchase, redeem or otherwise acquire its capital stock, which limitation only applies, subject to certain exceptions, if the Company’s leverage ratio is 4.50 to 1.00 or more;

•	eliminates the requirement that the Company maintain senior unsecured public indebtedness and subordinated debt of at least $750 million;

•	eliminates the requirement that the Company pledge additional collateral under certain circumstances;

•	provides exceptions to the limitations on the Company and its subsidiaries’ ability to enter into certain burdensome agreements that restrict the flow of funds or guaranties among them;

•	eliminates limitations on the Company’s growth capital expenditures, but requires the Company to maintain a lower total leverage ratio of 5.00 to 1.00, and fixes the total leverage ratio at 5.00 to 1.00 until June 30, 2009, when it will decline to 4.50 to 1.00; and

•	extends the timing of the scaled reduction in the maximum permitted senior leverage ratio (from 3.50 to 1.00 eventually down to 3.00 to 1.00) for an additional year, with the last of such reductions to apply to fiscal quarters ending on or after March 31, 2008 instead of March 31, 2007.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, which is filed as Exhibit 10.50 to this Current Report on Form 8-K and incorporated herein by reference. Certain of the lenders or agents under the Amendment are or were lenders or agents under other credit facilities extended to the Company or have participated in the Company’s securities offerings as initial purchasers or otherwise.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On June 30, 2005, the Company called for redemption all of its 9 1/4% Senior Notes Due 2009 (the “Notes”) outstanding on August 1, 2005. The Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture dated as of July 26, 2001 by and among the Company, certain subsidiaries of the Company, as guarantors, and The Bank of New York, as trustee, as supplemented by the Supplemental Indenture, dated as of April 30, 2003, between Boyd Louisiana Racing, Inc., a subsidiary of the Company, as guarantor, and The Bank of New York, as trustee, and the Supplemental Indenture, dated as of April 30, 2003, between Boyd Racing, L.L.C., a subsidiary of the Company, as guarantor, and The Bank of New York, as trustee. The Indenture is incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-4 that was filed with the Securities and Exchange Commission (the “SEC”) on September 18, 2001, and the Supplemental Indentures are

incorporated herein by reference to Exhibit 10.32 and 10.33, respectively, of the Company’s Quarterly Report on Form 10-Q that was filed with the SEC on November 13, 2003.

The Notes will be redeemed at a redemption price of 104.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record as of the record date occurring prior to the redemption date to receive interest due and payable on the Notes on the interest payment date that is concurrent with the redemption date). As of June 30, 2005, there was approximately $200 million in aggregate principal amount of the Notes outstanding. On the redemption date, the redemption price will become due and payable upon each Note to be redeemed. Pursuant to the terms of the Indenture, interest on the Notes will cease to accrue on and after the redemption date and the only remaining right of the holders of the Notes will be to receive payment of the redemption price, including accrued and unpaid interest to the redemption date, upon surrender of the Notes to the trustee.

A press release issued by the Company announcing that it has called the redemption of the Notes is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information disclosed in this Item 2.04 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the Company’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the Company’s redemption of the Notes. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ are discussed under the heading “Investment Considerations” and in other sections of the Company’s Form 10-K for the fiscal year ended December 31, 2004 on file with the Securities and Exchange Commission, and in its other current and periodic reports filed from time to time with the Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.50	First Amendment to Credit Agreement, dated as of June 10, 2005 and effective as of June 30, 2005, among Boyd Gaming Corporation, as the Borrower, various financial institutions, as the Lenders, and Bank of America, N.A., as the Administrative Agent.

99.1	Press release, dated June 30, 2005, announcing that the Company has called the redemption of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: July 5, 2005	By:	/s/ Ellis Landau
Ellis Landau
Executive Vice President and
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.50	First Amendment to Credit Agreement, dated as of June 10, 2005 and effective as of June 30, 2005, among Boyd Gaming Corporation, as the Borrower, various financial institutions, as the Lenders, and Bank of America, N.A., as the Administrative Agent.

99.1	Press release, dated June 30, 2005, announcing that the Company has called the redemption of the Notes.